Exhibit 10.3

SERIES A PREFERRED STOCK

SUBSCRIPTION AGREEMENT

This Series A Preferred Stock Subscription Agreement (this “Agreement”) is dated September 30, 2008, and effective as of September 24, 2008, by and among SPAR Group, Inc., a Delaware corporation (the “Corporation”), and each of SP/R Inc. Defined Benefit Pension Plan, acting through Robert G. Brown, its Trustee, WHB Services, Inc. Defined Benefit Trust, acting throughWilliam H. Bartels, its Trustee, and WHB Services, Inc. Incentive Savings Trust, acting throughWilliam H. Bartels, its Trustee (each a “Purchaser”, and collectively, the “Purchasers”).

 Section 1.      Purchase and Sale of the Preferred Shares. Subject to the terms and conditions of this Agreement, each Purchaser subscribes for and hereby purchases and acquires from the Corporation, severally and not jointly, and the Corporation hereby sells and issues to each Purchaser, the number of shares of the Corporation’s Series A Preferred Stock, par value $0.01 per share, specified for such Purchaser (collectively, the “Preferred Shares”), at a purchase price of $0.86 per Share:

(a)	284,237 Preferred Shares to the SP/R Inc. Defined Benefit Pension Plan at an individual total purchase price of $244,444.44;
(b)	137,320 Preferred Shares to the WHB Services, Inc. Defined Benefit Trust at an individual total purchase price $118,095.00; and
(c)	43,559 Preferred Shares to the WHB Services, Inc., Incentive Savings Trust at an individual total purchase price $37,460.56.

Each Purchaser shall pay to the Corporation such individual total purchase price in immediately available funds as payment in full for all such Preferred Shares being purchased by it.

Section 2.      Representations and Covenants of the Corporation. In order to induce them to enter into this Agreement, the Corporation represents and warrants the following to each Purchaser: (a) the Corporation is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the Corporation has and will maintain full and unrestricted power, authority and legal capacity, and it has been duly authorized and empowered, to the extent necessary to execute and deliver this Agreement and make this Agreement enforceable against it; (c) the Corporation has obtained and will maintain all qualifications, authorizations, approvals and waivers, and it has satisfied and will continue to satisfy all other applicable legal, governance and contractual requirements, to the extent necessary to execute and deliver this Agreement and make this Agreement enforceable against it; (d) this Agreement has been duly executed and delivered by the Corporation, and, upon its execution by the Purchasers, shall constitute the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (e) the authorized capital stock of the Corporation is 50,000,000 shares, consisting of (i) 47,000,000 shares of common stock, par value $.01 per share, and (ii) 3,000,000 shares of preferred stock, par value $.01 per share; (f) the holder’s conversion rights, Corporation’s redemption rights, payment and liquidation preferences over common, and other terms, provisions and conditions respecting the Preferred Shares are stated in the Series A Preferred Stock Designation as filed with the Delaware Secretary of State on March 28, 2008 (the “Series A Designation”); and (g) upon issuance in accordance with the terms of this Agreement, the Preferred Shares will be duly and validly authorized and issued and fully paid and nonassessable.

Section 3.      Representations and Warranties of the Purchaser. In order to induce it to enter into this Agreement, each Purchaser represents and warrants (as to itself only) the following to the Corporation as of the date hereof: (a) the Purchaser has and will maintain full and unrestricted power, authority and legal capacity to the extent necessary to execute and deliver this Agreement and make this Agreement enforceable against it; (b) the Purchaser has obtained and will maintain all qualifications, authorizations, approvals and waivers, and it has satisfied and will continue to satisfy all other applicable legal, governance and contractual requirements, to the extent necessary to execute and deliver this Agreement and make this Agreement enforceable against it; (c) this Agreement has been duly executed and delivered by the Purchaser, and, upon its execution by the Corporation, shall constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy,

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insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (d) the Purchaser’s trustee has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Preferred Shares; (e) the Purchaser understands that an investment in the Corporation represents a high degree of risk and there is no assurance that the Corporation’s business or operations will be successful; (f) as the Purchaser’s trustee is an officer and director of the Corporation, the Purchaser’s trustee regularly receives and reviews information pertaining to the Corporation, including (without limitation) the Corporation’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2007 (the “2007 Annual Report”), the Purchaser’s trustee has received all of the information that it requested in connection with the decision to purchase the Preferred Shares, the Purchaser’s trustee has independently reviewed and evaluated the 2007 Annual Report, the Series A Designation, and other information provided by the Corporation in connection with the decision to purchase the Preferred Shares, the Purchaser’s trustee has had an opportunity to ask questions and receive answers from the Corporation regarding the business, properties, prospects and financial condition of the Corporation, and all such questions have been answered to the full satisfaction of the Purchaser’s trustee; (g) the Purchaser has considered carefully the risks attendant to an investment in the Corporation and the Preferred Shares (including, without limitation, the Risk Factors described in the 2007 Annual Report), and that, as a consequence of such risks, the Purchaser understands it could lose its entire investment in the Preferred Shares; (h) the Purchaser further understands that (i) neither the offering nor the sale of the Preferred Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state laws in reliance upon exemptions from the registration requirements of such laws, (ii) the Preferred Shares must be held by it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable state laws, or an exemption from such registration requirements is available, and (iii) the Corporation will rely upon the representations and warranties made by the Purchaser in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable state laws; (i) the Preferred Shares are being acquired for investment for the Purchaser’s own account for the benefit of itself and (indirectly) its beneficiary, and not as a nominee or agent and not with a view to the resale, transfer or distribution of all or any part of the Preferred Shares to any other person within the meaning of the Securities Act; (j) the Purchaser has no present intention of selling, transferring or distributing any of the Preferred Shares, or granting any participation in any of the Preferred Shares, to any other person within the meaning of the Securities Act; and (k) the Purchaser does not have any contracts, understandings, agreements or arrangements to sell, transfer or distribute any of the Preferred Shares, or grant any participation in any of the Preferred Shares, to any other person within the meaning of the Securities Act.

Section 4.      Further Assurances. The parties will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to implement and perfect the purchase by the Purchasers of the Preferred Shares.

Section 5.      Successors and Assigns; No Third Party Benefits; Headings, Etc. The representations, warranties, covenants and other agreements made by or on behalf of each party in this Agreement shall be binding upon the successors, permitted assigns, heirs and legal representatives of such party and shall inure to the benefit of the successors, permitted assigns, heirs and legal representatives of each other party. The provisions of this Agreement are for the exclusive benefit of the parties hereto, and, except as otherwise expressly provided herein, no other person (including creditors of any party hereto) shall have any right or claim against any party by reason of any of those provisions or be entitled to enforce any of those provisions against any party. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 6.      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, (a) to the extent applicable, the General Corporation Law and Article 8 of the Uniform Commercial Code of the State of Delaware, each as amended, and (b) to the extent that such Delaware laws are not applicable, the applicable law of the State of New York other than those conflict of law rules that would defer to the substantive laws of any other jurisdiction.

Section 7.      Counterparts and Amendments. This Agreement or any amendment hereto may have been executed in two or more counterparts of the entire document or its signatures pages, any of which may have been delivered by telecopy, pdf or other electronic means, and all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. Except for a party’s consent or waiver hereunder (which need only be signed by it), each and every supplement, modification and amendment respecting this Agreement shall be in writing and signed by all of the parties hereto.

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Section 8.      Entire Agreement. This Agreement contains the entire agreement of the parties, and supersedes and completely replaces all prior and other communications, discussions and other representations, warranties, promises, assurances, agreements and understandings (whether written, oral, express, implied or otherwise) between the parties, with respect to the matters contained in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SP/R Inc. Defined Benefit Pension Plan

By:	/s/ Robert G. Brown

Robert G. Brown, Trustee

WHB Services, Inc. Defined Benefit Trust

By:	/s/ William H. Bartels

William H. Bartels, Trustee

WHB Services, Inc. Incentive Savings Trust

By:	/s/ William H. Bartels

William H. Bartels, Trustee

SPAR Group, Inc.

By:	/s/ James R. Segreto

James R. Segreto, Chief Financial Officer

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